EXHIBIT 3.2

AMENDED AND RESTATED BYLAWS

OF

NEWGEN BIOPHARMA CORP.
(FORMERLY GREENWIND NRG INC.)

(the “Corporation”)

ARTICLE I: MEETINGS OF SHAREHOLDERS

Section 1 - Annual Meetings

The annual meeting of the shareholders of the Corporation shall be held at the time fixed, from time to time, by the Corporation’s Board of Directors (each member a “Director” and collectively, the “Directors” or the “Board of Directors”).

Section 2 - Special Meetings

Special meetings of the shareholders may be called by the Board of Directors or such person or persons authorized by the Board of Directors.

Section 3 - Place of Meetings

Meetings of shareholders shall be held at the registered office of the Corporation, or at such other places, within or without the State of Nevada as the Board of Directors may from time to time fix.

Section 4 - Notice of Meetings

A notice convening an annual or special meeting which specifies the place, day, and hour of the meeting, and the general nature of the business of the meeting, must be faxed, personally delivered or mailed postage prepaid to each shareholder of the Corporation entitled to vote at the meeting at the address of the shareholder as it appears on the stock transfer ledger of the Corporation, at not more than sixty (60) days nor less than ten (10) days prior to the meeting. Accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, a shareholder will not invalidate the proceedings at that meeting.

Section 5 - Action without a Meeting

Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote if written consents are signed by shareholders representing a majority of the shares entitled to vote at such a meeting, except however, if a different proportion of voting power is required by law, the Articles of Incorporation of the Corporation (as may be amended and/or restated from time to time, the “Articles of Incorporation”) or the Bylaws of the Corporation (as set forth herein and as may be amended and/or restated from time to time, each a “Bylaw” and collectively the “Bylaws”), than that proportion of written consents is required. Such written consents must be filed with the minutes of the proceedings of the shareholders of the Corporation.

Section 6 - Quorum

a) No business, other than the election of the chairman or the adjournment of the meeting, will be transacted at an annual or special meeting unless a quorum of shareholders, entitled to attend and vote, is present at the commencement of the meeting, but the quorum need not be present throughout the meeting.

1

b) Except as otherwise provided in these Bylaws, a quorum is two shareholders of the Corporation, present in person or represented by proxy.

c) If within half an hour from the time appointed for an annual or special meeting a quorum is not present, the meeting shall stand adjourned to a day, time and place as determined by the chairman of the meeting.

Section 7 - Voting

Unless otherwise provided in the Articles of Incorporation, or in the certificate of designation establishing the class or series of stock, every shareholder of record of the Corporation is entitled to one vote for each share of stock in his or her own name on the books of the Corporation.

Section 8 - Motions

No motion proposed at an annual or special meeting need be seconded.

Section 9 - Equality of Votes

In the case of an equality of votes, the chairman of the meeting at which the vote takes place is not entitled to have a casting vote in addition to the vote or votes to which he may be entitled as a shareholder of proxyholder.

Section 10 - Dispute as to Entitlement to Vote

In a dispute as to the admission or rejection of a vote at an annual or special meeting, the decision of the chairman made in good faith is conclusive.

Section 11 - Proxy

a) Each shareholder entitled to vote at an annual or special meeting may do so either in person or by proxy. A form of proxy must be in writing under the hand of the appointor or of his or her attorney duly authorized in writing, or, if the appointor is a corporation, either under the seal of the Corporation or under the hand of a duly authorized officer or attorney. A proxyholder need not be a shareholder of the Corporation.

b) A form of proxy and the power of attorney or other authority, if any, under which it is signed or a facsimiled copy thereof must be deposited at the registered office of the Corporation or at such other place as is specified for that purpose in the notice convening the meeting. In addition to any other method of depositing proxies provided for in these Bylaws, the members of the Board of Directors may from time to time by resolution make regulations relating to the depositing of proxies at a place or places and fixing the time or times for depositing the proxies not exceeding 48 hours (excluding Saturdays, Sundays and holidays) preceding the meeting or adjourned meeting specified in the notice calling a meeting of shareholders.

c) A proxy shall be deemed irrevocable if the written authorization states that the proxy is irrevocable, but is irrevocable only for as long as it is coupled with an interest sufficient in law to support an irrevocable power. Except as set forth in the preceding sentence, no such proxy is valid after the expiration of six (6) months from the date of its creation unless the shareholder specifies in it the length of time for which it is to continue in force, which may not exceed seven (7) years from the date of its creation.

ARTICLE II: BOARD OF DIRECTORS

Section 1 - Number, Term, Election and Qualifications

a) The first Board of Directors, and all subsequent Boards of Directors, shall consist of not less than one (1) and not more than nine (9) directors. The number of Directors may be fixed and changed from time to time by ordinary resolution of the shareholders or the Board of Directors; provided, however that no reduction in the number of Directors may have the effect of shortening the term of an actively serving Director.

2

b) The first Board of Directors shall hold office until the first annual meeting of shareholders and until their successors have been duly elected and qualified. Thereinafter, Directors will be elected at the annual meeting of shareholders, and each Director so elected shall hold office until the annual meeting of the shareholders next succeeding his or her election, or until his or her prior death, resignation or removal. Any Director may resign at any time upon written notice of such resignation to the Corporation.

c) A vacancy occurring in the Board of Directors that results from any reason other than removal of one or more Directors by the shareholders may be filled by the remaining Directors.

d) Between successive annual meetings, the Directors have the power to appoint one or more additional Directors, but not more than one-half of the number of Directors fixed at the last shareholder meeting at which Directors were elected. A Director so appointed holds office only until the next following annual meeting of the Corporation, but is eligible for election at that meeting. So long as he or she is an additional Director, the number of Directors will be increased accordingly.

e) A Director is not required to hold a share in the capital of the Corporation as qualification for his or her office.

Section 2 - Duties, Powers and Remuneration

a) The Board of Directors shall be responsible for the control and management of the business and affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except for those powers conferred upon or reserved for the shareholders or any other persons as required under the laws of the State of Nevada, the Articles of Incorporation or these Bylaws.

b) The remuneration of the Directors may from time to time be determined by the Directors or, if the Directors decide, by the shareholders.

Section 3 - Meetings of Directors

a) The president of the Corporation shall preside as chairman at every meeting of the Directors, or if the president is not present or is not willing to act as chairman, the Directors present shall choose one of their number to be chairman of the meeting.

b) The Directors may meet together for the dispatch of business, and adjourn and otherwise regulate their meetings as they think fit. Questions arising at a meeting must be decided by a majority of votes. In case of an equality of votes, the chairman does not have a second or casting vote. Meetings of the Board of Directors held at regular intervals may be held at the place and time upon the notice (if any) as the Board of Directors may determine by resolution from time to time.

c) A Director may participate in a meeting of the Board of Directors or of a committee of the Board of Directors using conference telephones or other communications facilities; provided that (i) there exists a means to verify the identity of each person participating through such means as a Director or member of the governing body or committee, as the case may be; and (ii) the Directors or members have a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Directors or members, as the case may be, including an opportunity to communicate and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings. A Director participating in a meeting in accordance with this Bylaw is deemed to be present at the meeting. For the avoidance of doubt, each Director participating in a meeting by such means shall be counted in the quorum and shall be entitled to speak and vote at the meeting.

d) A Director may, and the secretary on request of a Director shall, call a meeting of the Board of Directors. Reasonable notice of the meeting specifying the place, day and hour of the meeting must be given by mail, postage prepaid, addressed to each of the Directors and alternate Directors at his or her address as it appears on the books of the Corporation or by leaving it at his or her usual business or residential address or by telephone, facsimile or other method of transmitting legibly recorded messages. It is not necessary to give notice of a meeting of Directors to a Director immediately following a shareholder meeting at which the Director has been elected, or is the meeting of Directors at which the Director is appointed.

3

e) A Director of the Corporation may file with the secretary a document executed by him waiving notice of a past, present or future meeting or meetings of the Directors being, or required to have been, sent to him and may at any time withdraw the waiver with respect to meetings held thereafter. After filing such waiver with respect to future meetings and until the waiver is withdrawn no notice of a meeting of Directors need be given to the Director. All meetings of the Directors so held will be deemed not to be improperly called or constituted by reason of notice not having been given to the Director.

f) The quorum necessary for the transaction of the business of the Directors is a majority of the actively serving Directors or, if the number of Directors is fixed at one, is one Director; provided, however, that the Directors may determine by resolution to fix a number of Directors greater than a majority to constitute a quorum necessary for the transaction of business.

g) The continuing Directors may act notwithstanding a vacancy in their body but, if and so long as their number is reduced below the number fixed pursuant to these Bylaws as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a shareholder meeting of the Corporation, but for no other purpose.

h) A resolution consented to in writing, whether by facsimile or other method of transmitting legibly recorded messages, by all of the Directors is as valid as if it had been passed at a meeting of the Directors duly called and held. A resolution may be in two or more counterparts, which together are deemed to constitute one resolution in writing. A resolution must be filed with the minutes of the proceedings of the directors and is effective on the date stated on it or on the latest date stated on a counterpart.

i) All Directors shall have equal voting power.

Section 4 - Removal

Unless the Articles of Incorporation, or the certificate of designation establishing the class or series of stock establishes a higher threshold, one or more or all the Directors may be removed with or without cause at any time by a vote of two-thirds of the shareholders entitled to vote thereon, at a special meeting of the shareholders called for that purpose.

Section 5 - Committees

a) The Directors may from time to time by resolution designate from among its members one or more committees, and alternate members thereof, as they deem desirable, each consisting of one or more members, with such powers and authority (to the extent permitted by law and these Bylaws) as may be provided in such resolution. Unless the Articles of Incorporation or Bylaws state otherwise, the Board of Directors may appoint natural persons who are not Directors to serve on such committees authorized herein. Each such committee shall serve at the pleasure of the Board of Directors and unless otherwise stated by law, the Articles of Incorporation or these Bylaws shall be governed by the rules and regulations stated herein regarding the Board of Directors.

b) Each committee shall keep regular minutes of its transactions, shall cause them to be recorded in the books kept for that purpose, and shall report them to the Board of Directors at such times as the Board of Directors may from time to time require. The Board of Directors has the power at any time to revoke or override the authority given to or acts done by any committee.

4

ARTICLE III: OFFICERS

Section 1 - Number, Qualification, Election and Term of Office

a) The Corporation’s officers shall have such titles and duties as shall be stated in these Bylaws or in a resolution of the Board of Directors that is not inconsistent with these Bylaws. The officers of the Corporation shall consist of a president, secretary, treasurer, and also may have one or more vice presidents, assistant secretaries and assistant treasurers and such other officers as the Board of Directors may from time to time deem advisable. Any officer may hold two or more offices in the Corporation, and may or may not also act as a Director.

b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board of Directors following the annual meeting of shareholders.

c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his or her election and until his or her successor shall have been duly elected and qualified, subject to earlier termination by his or her death, resignation or removal.

Section 2 - Resignation

Any officer may resign at any time by giving written notice of such resignation to the Corporation.

Section 3 - Removal

Any officer appointed by the Board of Directors may be removed by a majority vote of the Board of Directors, either with or without cause, and a successor appointed by the Board of Directors at any time, and any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.

Section 4 - Remuneration

The remuneration of the officers of the Corporation may from time to time be determined by the Directors or, if the Directors decide, by the shareholders.

Section 5 - Conflict of Interest

Each officer of the Corporation who holds another office or possesses property whereby, whether directly or indirectly, duties or interests might be created in conflict with his or her duties or interests as an officer of the Corporation shall, in writing, disclose to the president the fact and the nature, character and extent of the conflict.

ARTICLE IV: SHARES OF STOCK

Section 1 - Certificate of Stock

a) The shares of the Corporation may be represented by certificates or may be uncertificated shares. The Corporation may have one or more classes or series of stock, which may be established only (i) pursuant to provisions set forth in the Articles of Incorporation, or (ii) by the Board of Directors pursuant to authority set forth in the Articles of Incorporation. To establish one or more classes or series of stock, the voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designation of each class or series of stock must be described in the Articles of Incorporation or the resolution of the board of directors and the certificate of designation filed with the Secretary of State of the State of Nevada (the “Secretary of State”) before the issuance of shares of that class or series.

5

b) Certificated shares of the Corporation shall be signed, either manually or by facsimile, by officers or agents designated by the Corporation for such purposes, and shall certify the number of shares owned by the shareholder in the Corporation. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of the officers or agents, the transfer agent or transfer clerk or the registrar of the Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. If the Corporation uses facsimile signatures of its officers and agents on its stock certificates, it cannot act as registrar of its own stock, but its transfer agent and registrar may be identical if the institution acting in those dual capacities countersigns or otherwise authenticates any stock certificates in both capacities. If any officer who has signed or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

c) If the Corporation issued uncertificated shares as provided for in these Bylaws, within a reasonable time after the issuance or transfer of such uncertificated shares, and at least annually thereafter, the Corporation shall send the shareholder a written statement certifying the number of shares owned by such shareholder in the Corporation.

d) Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

e) If a share certificate:

(i) is worn out or defaced, the Directors shall, upon production to them of the certificate and upon such other terms, if any, as they may think fit, order the certificate to be cancelled and issue a new certificate;

(ii) is lost, stolen or destroyed, then upon proof being given to the satisfaction of the Directors and upon and indemnity, if any being given, as the Directors think adequate, the Directors shall issue a new certificate; or

(iii) represents more than one share and the registered owner surrenders it to the Corporation with a written request that the Corporation issue in his or her name two or more certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate so surrendered, the Corporation shall cancel the certificate so surrendered and issue new certificates in accordance with such request.

Section 2 - Transfers of Shares

a) Transfers or registration of transfers of shares of the Corporation shall be made on the stock transfer books of the Corporation by the registered holder thereof, or by his or her attorney duly authorized by a written power of attorney; and in the case of shares represented by certificates, only after the surrender to the Corporation of the certificates representing such shares with such shares properly endorsed, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and the payment of all stock transfer taxes due thereon.

b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 3 - Record Date

a) The Directors may fix in advance a date, which must not be more than sixty (60) days nor less than ten (10) days preceding the date of a meeting of shareholders or a class of shareholders, or of the payment of a dividend or of the proposed taking of any other proper action requiring the determination of shareholders as the record date for the determination of the shareholders entitled to notice of, or to attend and vote at, a meeting and an adjournment of the meeting, or entitled to receive payment of a dividend or for any other proper purpose and, in such case, notwithstanding anything in these Bylaws, only shareholders of records on the date so fixed will be deemed to be the shareholders for the purposes of this Bylaw.

6

b) Where no record date is so fixed for the determination of shareholders as provided in the preceding Bylaw, the close of business on the day before the day on which the notice is mailed or on which the resolution declaring the dividend is adopted, as the case may be, is the record date for such determination.

Section 4 - Fractional Shares

Notwithstanding anything else in these Bylaws, the Corporation, if the Directors so resolve, will not be required to issue fractional shares in connection with an amalgamation, consolidation, exchange or conversion. At the discretion of the Directors, fractional interests in shares may be rounded to the nearest whole number, with fractions of one-half being rounded to the next highest whole number, or may be purchased for cancellation by the Corporation for such consideration as may be determined by resolution of the Board of Directors. The Directors may determine the manner in which fractional interests in shares are to be transferred and delivered to the Corporation in exchange for consideration and a determination so made is binding upon all shareholders of the Corporation. In case shareholders having fractional interests in shares fail to deliver them to the Corporation in accordance with a determination made by the Directors, the Corporation may deposit with the Corporation’s registrar and transfer agent a sum sufficient to pay the consideration payable by the Corporation for the fractional interests in shares, such deposit to be set aside in trust for such shareholders. Such setting aside is deemed to be payment to such shareholders for the fractional interests in shares not so delivered which will thereupon not be considered as outstanding and such shareholders will not be considered to be shareholders of the Corporation with respect thereto and will have no right except to receive payment of the money so set aside and deposited upon delivery of the certificates for the shares held prior to the amalgamation, consolidation, exchange or conversion which result in fractional interests in shares.

ARTICLE V: DIVIDENDS

a) Subject to the limitations set forth in Chapter 78 of the Nevada Revised Statutes, dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine and shares may be issued pro rata and without consideration to the Corporation’s shareholders or to the shareholders of one or more classes or series of stock established pursuant a provision set forth in the Articles of Incorporation or by the Board of Directors pursuant to authority set forth in the Articles of Incorporation.

b) If the Articles of Incorporation provide for more than one class or series of stock, or such class or series of stock has been established by the Board of Directors pursuant to authority set forth in the Articles of Incorporation, shares of one class or series may not be issued as a share dividend to shareholders of another class or series unless such issuance is in accordance with the Articles of Incorporation and the certificate of designation applicable to such class or series and:

(i) a majority of the current shareholders of the class or series to be issued approve the issue; or

(ii) there are no outstanding shares of the class or series of shares that are authorized to be issued as a dividend.

ARTICLE VI: BORROWING POWERS

a) The Directors may from time to time on behalf of the Corporation:

(i) borrow money in such manner and amount, on such security, from such sources and upon such terms and conditions as they think fit,

(ii) issue bonds, debentures and other debt obligations either outright or as security for liability or obligation of the Corporation or another person, and

(iii) mortgage, charge, whether by way of specific or floating charge, and give other security on the undertaking, or on the whole or a part of the property and assets of the Corporation (both present and future).

7

b) A bond, debenture or other debt obligation of the Corporation may be issued at a discount, premium or otherwise, and with a special privilege as to redemption, surrender, drawing, allotment of or conversion into or exchange for shares or other securities, attending and voting at shareholder meetings of the Corporation, appointment of Directors or otherwise, and may by its terms be assignable free from equities between the Corporation and the person to whom it was issued or a subsequent holder thereof, all as the Directors may determine.

ARTICLE VII: FISCAL YEAR

The fiscal year end of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors from time to time, subject to applicable law.

ARTICLE VIII: CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be prescribed and altered, from time to time, by the Board of Directors. The use of a seal or stamp by the Corporation on corporate documents is not necessary and the lack thereof shall not in any way affect the legality of a corporate document.

ARTICLE IX: AMENDMENTS

Section 1 – Amendment

Except as set forth in Section 2 of this Article IX, these Bylaws may be repealed, altered or amended or new Bylaws adopted at any meeting of the shareholders, either annual or special, by the affirmative vote of a majority of the stock entitled to vote at such meeting, unless a larger vote is required by these Bylaws or the Articles of Incorporation.

Except as set forth in Section 2 of this Article IX, the Board of Directors shall also have the authority to repeal, alter or amend these Bylaws or adopt new Bylaws (including, without limitation, the amendment of any Bylaws setting forth the number of directors who shall constitute the whole Board of Directors) by unanimous written consent or at any annual, regular, or special meeting by the affirmative vote of a majority of the actively serving Directors, subject to the power of the shareholders to change or repeal such Bylaws.

Section 2 – Effect of Amendment

Any amendment, repeal or modification of this Article that adversely affects any rights provided in Article XII (Indemnity of Directors, Officers, Employees and Agents) shall only be effective upon the prior written consent of such of the person so affected.

ARTICLE X: DISCLOSURE OF INTEREST OF DIRECTORS

a) A Director who is, in any way, directly or indirectly interested in an existing or proposed contract or transaction with the Corporation or who holds an office or possesses property whereby, directly or indirectly, a duty or interest might be created to conflict with his or her duty or interest as a Director, shall declare the nature and extent of his or her interest in such contract or transaction or of the conflict with his or her duty and interest as a Director, as the case may be.

8

b) A Director shall not vote in respect of a contract or transaction with the Corporation in which he is interested and if he does so his or her vote will not be counted, but he will be counted in the quorum present at the meeting at which the vote is taken. The foregoing prohibitions do not apply to:

(i) a contract or transaction relating to a loan to the Corporation, which a Director or a specified corporation or a specified firm in which he has an interest has guaranteed or joined in guaranteeing the repayment of the loan or part of the loan;

(ii) a contract or transaction made or to be made with or for the benefit of a holding corporation or a subsidiary corporation of which a Director is a director or officer;

(iii) a contract by a Director to subscribe for or underwrite shares or debentures to be issued by the Corporation or a subsidiary of the Corporation, or a contract, arrangement or transaction in which a Director is directly or indirectly interested if all the other Directors are also directly or indirectly interested in the contract, arrangement or transaction;

(iv) determining the remuneration of the Directors;

(v) purchasing and maintaining insurance to cover Directors against liability incurred by them as Directors; or

(vi) the indemnification of a Director by the Corporation.

c) A Director may hold an office or place of profit with the Corporation (other than the office of auditor of the Corporation) in conjunction with his or her office of Director for the period and on the terms (as to remuneration or otherwise) as the Directors may determine. No Director or intended Director will be disqualified by his or her office from contracting with the Corporation either with regard to the tenure of any such other office or place of profit, or as vendor, purchaser or otherwise, and, no contract or transaction entered into by or on behalf of the Corporation in which a Director is interested is liable to be voided by reason thereof.

d) A Director or his or her firm may act in a professional capacity for the Corporation (except as auditor of the Corporation), and he or his or her firm is entitled to remuneration for professional services as if he were not a Director.

e) A Director may be or become a director or other officer or employee of, or otherwise interested in, a corporation or firm in which the Corporation may be interested as a shareholder or otherwise, and the Director is not accountable to the Corporation for remuneration or other benefits received by him as director, officer or employee of, or from his or her interest in, the other corporation or firm, unless the shareholders otherwise direct.

ARTICLE XI:
ANNUAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT

The Corporation shall, within sixty days after the filing of its Articles of Incorporation with the Secretary of State, and annually thereafter on or before the due date thereof, file with the Secretary of State a list of its president, secretary and treasurer and all of its Directors, along with the street address, either residence or business, and a designation of its resident agent in the State of Nevada. Such list shall be certified by an officer of the Corporation.

9

ARTICLE XII:
INDEMNITY OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

a) The Directors shall cause the Corporation to indemnify a Director or former Director of the Corporation (and the Directors may cause the Corporation to indemnify a person who is or was serving as a director, officer, employee or agent for another corporation at the request of the Corporation), and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment, inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a Director of the Corporation or a director of such other corporation, including an action brought by the Corporation or such other corporation. Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

b) The Directors shall cause the Corporation to indemnify an officer, employee or agent of the Corporation (and the Directors may cause the Corporation to indemnify a person who is or was serving as an officer, employee or agent for another corporation at the request of the Corporation, notwithstanding that he or she may also be a Director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of this Corporation or such other corporation.

c) To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2 of Section 78.7502 of the Nevada Revised Statutes, or in defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

d) The Directors may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of a corporation of which the Corporation is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.

ARTICLE XIII: ELECTION AS TO ACQUISITION OF CONTROLLING INTEREST

This Corporation shall not be subject to the provisions of Sections 78.378 to 78.3793, inclusive, of the Nevada Revised Statutes.

CERTIFIED TO BE THE BYLAWS OF:

NEWGEN BIOPHARMA CORP.

By:	/s/ Jerwin Alfiler
Jerwin Alfiler, President, Secretary and Treasurer

This 16th day of November 2016.

10